SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant                         / x /

Filed by a party other than the registrant      /   /

Check the appropriate box:
/   /  Preliminary proxy statement

/   /  Definitive proxy statement

/ X /  Definitive additional materials

/   /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Oppenheimer Limited-Term Government Fund

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(Name of Registrant as Specified in Its Charter)
Denis R. Molleur, Esq.

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(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/   /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
       14a-6(j)(2).

/   /  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).

/   /  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
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(4) Proposed maximum aggregate value of transaction:
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/   /  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(1) Amount previously paid:
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(2) Form, schedule or registration statement no.:
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(3) Filing Party:
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(4) Date Filed:

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1Set forth the amount on which the filing fee is calculated and state how it was determined.

May 1995



Dear Oppenheimer Limited-Term Government Fund Class A Shareholder:

     We have scheduled a shareholder meeting in June for you to decide upon some important proposals for the Fund. Your ballot card and a detailed statement of the issues are enclosed with this letter.

     Your vote is very important because these decisions will affect your investment, and it's your chance to help shape the policies of the Fund. So we urge you to consider these issues carefully and to make your vote count.

How do you vote?

     To vote, simply complete the ballot by marking your choices and return it in the postage-paid envelope provided. Remember, it can be expensive for the Fund -- and ultimately for you as a shareholder -- if ballots must be remailed because not enough responses are received in connection with this mailing to conduct the meeting.

What are the issues?

     After consideration, the Board of Trustees, which represents your interests in the day-to-day management of the Fund, recommends approval of the following items:

Election of Trustees. There are nine Trustees up for reelection in June. You will find detailed information on the nominees for Trustee in the enclosed proxy statement.

Ratification of Auditors. Each year, outside auditors are employed to review the Fund's financial statements, as explained in the proxy statement.

     Please contact your financial advisor or call us at 1-800-525-7048 if you have any questions.

     As always, we appreciate your confidence in OppenheimerFunds and thank you for allowing us to manage a portion of your investment assets.

                                   Sincerely,

                                   (JSF signature)

                              May 1995

Dear Oppenheimer Limited-Term Government Fund Class B or C Shareholder:

     We have scheduled a shareholder meeting in June for you to decide upon some important proposals for the Fund. Your ballot card and a detailed statement of the issues are enclosed with this letter.

     Your vote is very important because these decisions will affect your investment, and it's your chance to help shape the policies of the Fund. So we urge you to consider these issues carefully and to make your vote count.

How do you vote?

     To vote, simply complete the ballot by marking your choices and return it in the postage-paid envelope provided. Remember, it can be expensive for the Fund -- and ultimately for you as a shareholder -- if ballots must be remailed because not enough responses are received in connection with this mailing to conduct the meeting.

What are the issues?

     After consideration, the Board of Trustees, which represents your interests in the day-to-day management of the Fund, recommends approval of the following items:

Election of Trustees. There are nine Trustees up for reelection in June. You will find detailed information on the nominees for Trustee in the enclosed proxy statement.

Ratification of Auditors. Each year, outside auditors are employed to review the Fund's financial statements, as explained in the proxy statement.

New 12b-1 Plan for Class B and C Shares. Currently, the Fund's distributor is reimbursed for a portion of its expenses by demonstrating actual distribution costs. Your approval is requested to change the way the distributor is paid so that it is compensated with a flat fee (as a percentage of net assets) for its distribution efforts at the same rate as the current 12b-1 plan. A compensation plan is a common type of 12b-1 plan in the mutual fund industry. Any distribution costs in excess of that rate will be the responsibility of the Fund's distributor.

     Please contact your financial advisor or call us at 1-800-525-7048 if you have any questions.

     As always, we appreciate your confidence in OppenheimerFunds and thank you for allowing us to manage a portion of your investment assets.

                                   Sincerely,
                                   (JSF signature)